UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	January 21, 2011
(Date of earliest event reported):	January 18, 2011

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                           717-291-2411
Former name or former address, if changed since last Report:                                                                                            N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2011, the Board of Directors (the “Board”) of Fulton Financial Corporation (“Fulton”), based on the recommendations of the Human Resources Committee (the “HR Committee”) of the Board, approved base salary increases for Fulton’s senior executive officers (the “Executives”).  The annual base salary for each of the Executives, effective April 1, 2011, is listed in the table below.

 The HR Committee based its recommendations to the Board for the base salary increases on its assessment of the performance of each Executive and recommendations provided by Fulton’s outside compensation consultant.

Officer Name	Title	Base Salary Effective April 1, 2011
R. Scott Smith, Jr.	Chairman and Chief Executive Officer of Fulton Financial Corporation	$850,000.00
E. Philip Wenger	President and Chief Operating Officer of Fulton Financial Corporation	$525,000.00
Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer of Fulton Financial Corporation	$520,000.00
James E. Shreiner	Senior Executive Vice President of Fulton Financial Corporation - Administrative Services	$375,000.00
Craig H. Hill	Senior Executive Vice President of Fulton Financial Corporation	$260,000.00

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2011	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer